Exhibit 99.1

Voting Agreement

WHEREAS, Chemung Financial Corporation ("CFC"), and Fort Orange Financial Corp. ("FOFC") have entered into an Agreement and Plan of Merger dated as of October 14, 2010 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein: (a) FOFC will merge with and into CFC, with CFC surviving the merger (the "Merger"); and (b) shareholders of FOFC will receive Merger Consideration, as defined in the Merger Agreement, from CFC in exchange for each share of FOFC Common Stock outstanding on the Closing Date; and

WHEREAS, as a condition to its execution and delivery to FOFC of the Merger Agreement, CFC has requested that the undersigned, Peter D. Cureau ("Cureau"), execute and deliver to CFC this Voting Agreement;

NOW THEREFORE, the undersigned, in order to induce CFC to execute and deliver the Merger Agreement to FOFC, and intending to be legally bound, hereby agrees to the terms and conditions of this Voting Agreement.

  Attendance at Meetings/Voting of Shares
    Cureau shall attend and be present, in person or by valid proxy, at all meetings of shareholders of FOFC called to vote for approval of the Merger so that all shares of FOFC Common Stock over which the Cureau or members of his immediate family now have sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares: (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the FOFC Directors); and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving FOFC, or any other action that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of FOFC contained in the Merger Agreement. As to immediate family members, Cureau will use his best efforts to cause the shares to be present and voted in accordance with (i) and (ii) above.
    Cureau will not make any public statements with respect to the Merger contrary to or inconsistent with the statements made by FOFC in support of the Merger or the FOFC Board of Directors recommendation to its shareholders to vote in favor of the Merger
  No Disposition of Stock

  Cureau shall not, prior to the meeting at which FOFC shareholders vote on the Merger Agreement (as such meeting may be adjourned), sell, transfer, gift, assign, encumber, create any third party rights in, or otherwise dispose of any of FOFC Common Stock except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, lineal descendants or a spouse, or to a trust or other entity for the benefit of one or more of the foregoing persons, providing that the transferee agrees in writing to be bound by the terms of this Voting Agreement.

  Stock Ownership

  As of the date hereof, the number of shares of FOFC's Common Stock beneficially owned (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) by Cureau, excluding shares beneficially owned in a fiduciary capacity, is listed on Exhibit A hereto. These shares are, and any additional shares of FOFC's Common Stock acquired by Cureau, after the date hereof and prior to the Effective Time will be, owned beneficially by Cureau. As of the date hereof, the shares listed on Exhibit A hereto constitute all of the shares of FOFC Common Stock held of record, beneficially owned by or for which voting power or disposition power is held or shared by the Cureau. Cureau will have at all times through the Effective Time sufficient rights and powers over the voting and his obligation under this Voting Agreement. Cureau has good title to the shares listed on Exhibit A hereto, free and clear of any liens, and he will have good title to such shares and any additional shares of FOFC's Common Stock acquired by him after the date hereof and prior to the Effective Time, free and clear of any liens. This Voting Agreement is not in any way intended to affect the exercise by Cureau of his fiduciary responsibility with respect to any such securities.

  No Inconsistent Agreements

  Except for actions taken in furtherance of this Voting Agreement, while this Voting Agreement remains in effect, Cureau shall not: (i) enter into any voting agreement or voting trust with respect to FOFC shares he owns beneficially or of record; or (ii) grant any proxy, consent or power of attorney with respect to such shares which would be inconsistent with or violate Section 1.

  No Violation

  The execution and delivery of this Voting Agreement by Cureau does not, and his performance of his obligations hereunder will not: (i) to his knowledge, conflict with or violate any law, ordinance or regulation of any governmental authority applicable to or to which he or any of his assets or properties is bound; or (ii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or require payment under, or result in the creation of any liens on the properties or assets of Cureau.

  Fiduciary Responsibility and Duties of Cureau

  This Voting Agreement relates solely to the capacity of Cureau as a FOFC shareholder and owner of FOFC Common Stock and is not in any way intended to affect the exercise of Cureau's responsibilities and fiduciary duties as a director or officer of FOFC or any of its Affiliates. Notwithstanding the foregoing, Cureau acknowledges and agrees that the exercise of Cureau's responsibilities and fiduciary duties as a director or officer of FOFC shall not, in any respect, affect or alter, or be deemed to permit a Cureau to terminate or circumvent his obligation to comply with the terms of this Voting Agreement (including, without limitation, Cureau's obligations under Section 2 hereof), nor shall the exercise of any such responsibilities and fiduciary duties by Cureau affect any of CFC's rights hereunder.

  Termination

  This Agreement shall terminate upon the termination of the Merger Agreement pursuant to Section 6.1 thereof.

  Miscellaneous
    Capacity

    Cureau represents that that he has the capacity to enter into this Voting Agreement and that it is a valid and binding obligation enforceable against him in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

    Capitalized Terms

    Capitalized terms used in this Voting Agreement shall have the meanings ascribed to them in the Merger Agreement.

    Termination

    The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

    Governing Law

    This Voting Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

    Counterparts

This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Voting Agreement.

The undersigned, intending to be legally bound hereby, has executed this Voting Agreement as of the date indicated below.

/s/Peter Cureau                                                 Date: Ocober 14, 2010

Peter Cureau

EXHIBIT A

Cureau's Beneficial Stock Ownership

Cureau	Shares

Total